Exhibit 99
TD Banknorth reports 2006 third quarter results and
announces quarterly dividend.
(Third Quarter Earnings Conference Call at 10:30 a.m. Eastern Time today, October 25, 2006. Dial-in number for USA and Canada is 866-578-5771. International dial-in number is 617-213-8055. Passcode for both numbers is 44069096. Replay number for USA and Canada is 888-286-8010. International replay dial-in number is 617-801-6888. Replay passcode for both is 61826270. Live webcast and webcast replay available at www.tdbanknorth.com, Investor Relations.)
Highlights for the third quarter of 2006 include:
•	Adjusted earnings[1] increased to $117.0 million in the third quarter of 2006 up from $109.5 million in the third quarter of 2005, reflecting in part the acquisition of Hudson United Bancorp on January 31, 2006.

•	Asset quality remained solid with the ratio of nonperforming assets to total assets amounting to 0.24% at September 30, 2006 as compared to 0.23% at June 30, 2006.

•	The Company’s capital ratios improved in the third quarter of 2006 as compared to the second quarter of 2006 with the Company’s total risk-based capital ratio increasing to 11.39% at September 30, 2006 as compared to 11.15% at June 30, 2006.

•	The Board of Directors declared a dividend of 22 cents per share payable on November 13, 2006 to shareholders of record as of the close of business on November 3, 2006.
Third Quarter Adjustments (Items of Note) 1
The following material items of note (net of tax) are included in the Company’s reported GAAP earnings for the third quarter of 2006 as compared to the third quarter of 2005. Share impact is on a per diluted share basis.
•	Amortization of identifiable intangible assets of $24.0 million (10 cents per share) as compared to $19.5 million (11 cents per share) for the third quarter of 2005.

•	Merger and restructuring charges of $9.4 million (4 cents per share) as compared to $756 thousand (de minimus per share impact) for the third quarter of 2005.

•	Positive impact of $2.5 million (1 cent per share positive impact) related to the discontinued operations associated with certain subsidiaries engaged in energy operations acquired from Hudson United as compared to no related impact for the third quarter of 2005.
PORTLAND, Maine—October 25, 2006—TD Banknorth Inc. (“TD Banknorth” or the “Company”) (NYSE: BNK) today reported net income of $86.1 million for the quarter ended September 30, 2006 as compared to $88.7 million for the quarter ended September 30, 2005. On a per diluted share basis, reported net income was 38 cents for the third quarter of 2006 as compared to 51 cents for the third quarter of 2005.
Net income for the nine months ended September 30, 2006 was $255.7 million as compared to $218.4 million for the same period in 2005. On a per diluted share basis, net income for the nine months ended September 30, 2006 was $1.15 as compared to $1.23 for the same period a year ago.

1	All references in this release to adjusted results for the third quarter of 2005 and 2006 reflect the exclusion of the impact of various items of note including the material items noted herein. For a detailed listing of the items of note excluded from the Company’s adjusted earnings for the three and nine months ended September 30, 2005 and 2006, please see the reconciliation table in the financial tables which accompany this release. For a detailed explanation of the use of non-GAAP financial measures, please see the “Notes” section of this release.

Adjusted earnings were $117.0 million for the third quarter of 2006 as compared to $109.5 million for the third quarter of 2005. On a per diluted share basis, adjusted earnings were 51 cents for the third quarter of 2006 as compared to 63 cents for the same quarter a year ago.
Adjusted earnings for the nine months ended September 30, 2006 were $360.9 million as compared to $330.4 million for the same period in 2005. On a per diluted share basis, adjusted earnings for the nine months ended September 30, 2006 were $1.62 as compared to $1.86 for the same period a year ago.
The Company’s results for the third quarter of 2006 reflect the full impact of the acquisition of Hudson United Bancorp on January 31, 2006. On a per diluted share basis, results for both the third quarter of 2006 and for the nine months ended September 30, 2006 reflect the issuance of approximately 62 million shares of TD Banknorth common stock in conjunction with the acquisition of Hudson United Bancorp, which was in part offset by the Company’s repurchase of 8.5 million shares during the first quarter of 2006.
“This continues to be a challenging operating environment,” said William J. Ryan, TD Banknorth Chairman and Chief Executive Officer. “Deposit pricing and the inverted yield curve continue to put pressure on our margin while competition for high-quality loans remains as intense as ever. In light of the current operating environment, we are taking aggressive steps to reduce our costs and better position ourselves for future growth.”
Total Assets
Total assets at September 30, 2006 were $39.9 billion, up 24% from $32.1 billion at December 31, 2005. The increase was due primarily to the acquisition of Hudson United.
Average Loans and Leases
Average loans and leases increased by 28% to $25.8 billion for the quarter ended September 30, 2006 as compared to $20.1 billion for the third quarter of 2005, due primarily to the acquisition of Hudson United. For the nine months ended September 30, 2006, total average loans and leases were $25.1 billion as compared to $20.0 billion for the same period in 2005, also largely due to the acquisition of Hudson United.
Excluding the effects of acquisitions and purchase accounting adjustments, average commercial business loans and leases, commercial real estate mortgages and consumer loans and leases (including credit cards) increased 5.5% in the aggregate for the quarter ended September 30, 2006 as compared to the same period a year ago. Excluding the same, on a linked quarter basis, average commercial business loans and leases, commercial real estate mortgages and consumer loans and leases increased in the third quarter of 2006 by 0.5%, reflecting the competition for high-quality commercial and consumer loans.
Average Deposits
Average deposits increased by 34% to $27.0 billion for the quarter ended September 30, 2006 as compared to $20.2 billion for the quarter ended September 30, 2005, due primarily to the acquisition of Hudson United. For the nine months ended September 30, 2006, total average deposits were $26.1 billion as compared to $20.0 billion for the same period in 2005, also largely due to the acquisition of Hudson United.
Excluding the effects of acquisitions and purchase accounting adjustments, total average deposits for the quarter ended September 30, 2006 were comparable to the same period a year ago, reflecting the highly competitive environment for deposit gathering in the Company’s market areas. Excluding the same, on a linked quarter basis, total average deposits increased in the third quarter of 2006 by 0.8%.

Net Interest Income and Net Interest Margin
Net interest income was $301.1 million for the third quarter of 2006, a 21% increase from net interest income of $249.0 million for the same quarter of 2005. The increase was due primarily to the acquisition of Hudson United. For the nine months ended September 30, 2006, the Company’s net interest income amounted to $890.3 million as compared to $754.4 million for the same period in 2005, largely due to the acquisition of Hudson United.
The Company’s net interest margin for the quarter ended September 30, 2006 was 4.01% as compared to 4.09% for the quarter ended September 30, 2005 and 4.07% for the quarter ended June 30, 2006. On a linked quarter basis, the decrease in the Company’s net interest margin in the third quarter of 2006 was due primarily to competition for both loans and deposits.
Provision for Credit Losses and Asset Quality
The Company’s total provision for credit losses amounted to $14.1 million for the quarter ended September 30, 2006, as compared to $6.3 million for the quarter ended September 30, 2005 and $9.0 million for the quarter ended June 30, 2006. The increase in provision was due primarily to an increase in net chargeoffs, which amounted to $11.5 million in the three months ended September 30, 2006, as compared to $6.3 million and $8.7 million in the three months ended September 30, 2005 and June 30, 2006, respectively. Total nonperforming assets amounted to $93.8 million at September 30, 2006 as compared to $66.9 million at September 30, 2005, due primarily to the acquisition of Hudson United, and $91.2 million at June 30, 2006.
The Company’s asset quality ratios remained strong during the third quarter of 2006. The Company’s allowance for credit losses to total loans and leases was 1.12% at September 30, 2006 as compared to 1.18% at September 30, 2005 and 1.10% at June 30, 2006. As a percentage of total assets, nonperforming assets amounted to 0.24% at September 30, 2006, as compared to 0.21% at September 30, 2005 and 0.23% at June 30, 2006. Annualized net charge-offs to average loans remain historically low and for the quarter ended September 30, 2006 amounted to 0.18% as compared to 0.13% for the same period a year ago and 0.14% for the quarter ended June 30, 2006.
Noninterest Income
Noninterest income increased to $128.3 million in the third quarter of 2006 as compared $103.6 million in the third quarter of 2005 due primarily to the impact of the acquisition of Hudson United.
For the nine months ended September 30, 2006, noninterest income increased to $373.2 million as compared to $246.5 million for the same period in 2005, due to the acquisition of Hudson United and to $57.5 million in deleveraging-related losses incurred in the first nine months of 2005. For the nine months ended September 30, 2006, adjusted noninterest income increased to $373.5 million as compared to $298.0 million for the same period in 2005, primarily due to the acquisition of Hudson United.
On a linked quarter basis, noninterest income for the third quarter of 2006 increased by $1.2 million as compared to the second quarter of 2006.
Noninterest Expense
Noninterest expense increased $82.2 million to $294.0 million for the third quarter of 2006 as compared to $211.8 million for the third quarter of 2005, due primarily to increased Hudson United-related operating expenses and increases in the amortization of identifiable intangible assets and merger and restructuring charges.

Adjusted noninterest expense increased $61.0 million to $240.5 million for the third quarter of 2006 as compared to $179.5 million for the third quarter of 2005, primarily due to operating expenses associated with the acquisition of Hudson United.
For the nine months ended September 30, 2006, noninterest expense increased to $857.1 million as compared to $655.2 million for the same period in 2005 largely due to increased operating expenses associated with the acquisition of Hudson United, increased amortization of identifiable intangible assets and restructuring charges incurred in the first nine months of 2006. For the nine months ended September 30, 2006, adjusted noninterest expense increased to $692.0 million as compared to $537.0 million for the same period in 2005, largely due to increased operating expenses associated with the acquisition of Hudson United.
On a linked quarter basis, noninterest expense for the third quarter of 2006 increased by $7.9 million to $294.0 million as compared to $286.1 million for the second quarter of 2006. The increase was due primarily to a $3.0 million increase in the Company’s litigation reserve included in other noninterest expense, a $2.7 million increase in advertising and marketing expenses associated with the Company’s fall certificate of deposit sales campaign, and a $2.9 million increase in salaries and employee benefits.
On a linked quarter basis, the Company’s adjusted efficiency ratio for the quarter ended September 30, 2006 increased to 56.01% from 53.47% for the quarter ended June 30, 2006. The Company has undertaken a number of initiatives to improve efficiencies and reduce costs in light of the current operating environment. It is estimated the full benefit of these initiatives, which have begun to be implemented, will be realized in 2007 and will assist the Company in meeting its earnings objectives in 2007 and beyond.
Capital
On a linked quarter basis, the Company’s capital ratios improved in the third quarter of 2006 and the Company and its banking subsidiary continue to qualify as “well capitalized” institutions under applicable laws and regulations. At September 30, 2006, the Company’s tier 1 capital ratio was 6.94% as compared to 7.07% at December 31, 2005 and up from 6.70% at June 30, 2006; its total risk-based capital ratio was 11.39% as compared to 11.73% at December 31, 2005 and up from 11.15% at June 30, 2006; and its ratio of tangible equity to tangible assets was 5.40% as compared to 5.69% at December 31, 2005 and up from 5.06% at June 30, 2006.
Shares Outstanding and Other Information
The number of diluted weighted average shares outstanding for the quarter ended September 30, 2006 was 229.1 million as compared to 174.4 million for the quarter ended September 30, 2005. The increase was due primarily to shares issued in conjunction with the acquisition of Hudson United.
The Company’s adjusted return on average tangible equity for the third quarter of 2006 was 26.75%, as compared to 29.39% for the third quarter of 2005 and 30.86% for the second quarter of 2006, while the Company’s adjusted return on average tangible assets for the third quarter of 2006 was 1.40%, as compared to 1.64% for the third quarter of 2005 and 1.54% for second quarter of 2006.
At September 30, 2006, the Company’s tangible book value per share was $7.84 as compared to $8.81 at December 31, 2005 and up from $7.42 at June 30, 2006.

Quarterly Dividend
TD Banknorth also announced that its Board of Directors has approved a quarterly dividend of 22 cents per share based on earnings for the quarter ended September 30, 2006. The dividend is level with the dividend paid following the quarter ended June 30, 2006 and will be paid on November 13, 2006 to shareholders of record at the close of business on November 3, 2006.
Acquisition of Interchange Financial Services Corporation
On April 13, 2006, the Company announced it had entered into a definitive agreement to acquire Interchange Financial Services Corporation (NASDAQ: IFCJ), Saddle Brook, New Jersey, for approximately $480.6 million in cash. As part of the transaction, TD Bank Financial Group has agreed to purchase 13 million shares of TD Banknorth common stock from TD Banknorth at a price of $31.17 per share. On October 16, 2006, Interchange shareholders overwhelmingly approved the merger with over 96% of shareholders voting in favor of the transaction. Both the Federal Reserve and the Office of the Comptroller of the Currency have approved the transaction, which is anticipated to close early in the first quarter of 2007 with a systems integration to follow shortly thereafter.
About TD Banknorth Inc.
TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At September 30, 2006, TD Banknorth had $40 billion of total consolidated assets and provided financial services to nearly 1.6 million households in the Northeast. TD Banknorth’s banking subsidiary, TD Banknorth, N.A., operates banking divisions in Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Vermont. TD Banknorth and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking, private label credit cards, insurance premium financing and other financial services and offers investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol “BNK”. For more information, visit http://www.TDBanknorth.com.
NOTES: This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company arrives at these measures, indicated by the use of the term “adjusted,” by removing “items of note” from the reported GAAP measure. The material items of note excluded from adjusted measures are described at the outset of this release, and a complete reconciliation of all non-GAAP measures to the most comparable GAAP measure can be found in the financial tables in the back of this release. The items of note relate to items which management does not believe are indicative of underlying business performance, and include the effects of charges and expenses related to mergers and acquisitions, the amortization of intangible assets and other significant gains or losses that are considered to be unusual in nature, such as securities gains or losses and prepayment penalties incurred in connection with deleveraging strategies. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these items of note provide useful supplemental information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This press release contains forward-looking statements with respect to the financial condition, results of operations and business of TD Banknorth. Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting TD Banknorth’s operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or synergies at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access TD Banknorth’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding TD Banknorth, including information which could affect TD Banknorth’s forward-looking statements. TD Banknorth does not undertake any obligation to update these forward-looking statements to reflect events or circumstances that may occur after the date on which such statements were made.
On May 16, 2005, the Company announced that it had adopted purchase accounting to account for TD Bank Financial Group’s acquisition of a majority interest in the Company on March 1, 2005. To most accurately reflect the application of purchase accounting, the Company uses the term “predecessor” to refer to the results of Banknorth Group, Inc., the predecessor entity to TD Banknorth Inc., at the dates and for the periods ended on or prior to February 28, 2005, which are based on historical accounting, and the term “successor” to refer to the results of TD Banknorth Inc. at the dates and for the periods beginning on or after March 1, 2005, which are based on the application of purchase accounting. To assist in the comparability of the Company’s financial results and to make it easier to discuss and understand these results, the financial information discussed herein and presented in the accompanying financial statements under the heading “Combined” combines the “predecessor period” January 1, 2005 to February 28, 2005 with the applicable “successor period” thereafter. Due to the application of purchase accounting as of March 1, 2005, results for the combined periods may not be comparable to the results for the respective predecessor periods. For a detailed discussion of the impact of purchase accounting on the Company’s balance sheet and income statement, reference is made to the Company’s first quarter 2005 earnings release dated May 16, 2005.
Contact:
TD Banknorth Inc.
Jeff Nathanson, 207-761-8517
Source: TD Banknorth Inc.

TD Banknorth Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (Unaudited)

	Successor	Successor		Successor
	September 30,	December 31,	%	September 30,	%
(In thousands)	2006	2005	Change	2005	Change
Assets
Cash and due from banks	$889,278	$758,751	17%	$741,983	20%
Federal funds sold, securities purchased under agreements to resell, and other short term investments	1,952,467	10,507	NM	7,576	NM
Securities available for sale	2,505,398	4,419,877	-43%	4,410,425	-43%
Securities held to maturity	51,769	64,126	-19%	69,021	-25%

Loans and leases held for sale	20,992	31,398	-33%	45,989	-54%
Loans and leases:
Residential real estate mortgages	2,788,235	2,878,323	-3%	3,048,411	-9%
Commercial real estate mortgages	8,735,919	6,776,837	29%	6,716,035	30%
Commercial business loans and leases	6,614,394	4,278,048	55%	4,178,327	58%
Consumer loans and leases, exc credit cards	7,141,738	6,186,519	15%	6,028,411	18%
Credit card receivables	449,664	—	NM	—	NM

Total loans and leases	25,729,950	20,119,727	28%	19,971,184	29%
Less: Allowance for loan and lease losses	278,568	223,030	25%	228,334	22%

Loans and leases, net	25,451,382	19,896,697	28%	19,742,850	29%

Premises and equipment	472,289	331,912	42%	313,151	51%
Goodwill	6,017,406	4,547,604	32%	4,549,355	32%
Identifiable intangible assets	768,893	668,365	15%	696,401	10%
Bank-owned life insurance	783,197	572,847	37%	566,836	38%
Other assets	1,004,154	793,269	27%	671,659	50%

Total Assets	$39,917,225	$32,095,353	24%	$31,815,246	25%

Liabilities & Shareholders’ Equity

Deposits:
Regular savings	$3,884,179	$2,653,233	46%	$2,630,947	48%
Retail money market and NOW accounts	10,159,880	7,819,812	30%	8,398,406	21%
Retail certificates of deposit	7,251,077	5,132,117	41%	4,863,471	49%
Brokered deposits	230,672	63,953	261%	61,576	275%
Other interest bearing deposits	120,012	—	NM	—	NM
Noninterest bearing deposits	5,844,950	4,603,533	27%	4,668,178	25%

Total deposits	27,490,770	20,272,648	36%	20,622,578	33%

Borrowings from the Federal Home Loan Bank	78,567	551,609	-86%	558,112	-86%
Federal funds purchased and securities sold under repurchase agreements	2,211,003	3,339,091	-34%	2,651,338	-17%
Subordinated debt and senior notes	833,350	606,260	37%	607,414	37%
Other borrowings	24,161	60,773	-60%	40,688	-41%
Junior subordinated debentures	520,736	366,237	42%	368,796	41%
Deferred tax liability related to other identifiable intangible assets	309,828	261,932	18%	258,017	20%
Other liabilities	182,099	152,930	19%	244,680	-26%

Total liabilities	31,650,514	25,611,480	24%	25,351,623	25%

Shareholders’ equity	8,266,711	6,483,873	27%	6,463,623	28%

Total Liabilities and Shareholders’ Equity	$39,917,225	$32,095,353	24%	$31,815,246	25%

NM — Calculated % change is not meaningful.

TD Banknorth Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Successor	Combined		Successor	Successor
	Nine months	Nine months		Three months	Three months
	Ended	ended		ended	Ended
	September 30,	September 30,	%	September 30,	September 30,	%
(In thousands, except per share data)	2006	2005	Change	2006	2005	Change
Interest and dividend income	$1,453,419	$1,036,775	40%	$504,098	$350,679	44%
Interest expense	563,078	282,412	99%	203,034	101,682	100%

Net interest income	890,341	754,363	18%	301,064	248,997	21%

Noninterest income:
Deposit services	123,318	94,493	31%	42,213	34,558	22%
Insurance brokerage commissions	43,145	39,712	9%	12,755	12,216	4%
Merchant and electronic banking income, net	51,323	43,665	18%	17,532	15,824	11%
Wealth management services	34,092	31,561	8%	11,009	10,662	3%
Loan fee income	42,084	23,843	77%	14,168	8,031	76%
Bank-owned life insurance	23,664	18,198	30%	8,273	5,994	38%
Investment planning services	15,339	14,859	3%	4,838	4,708	3%
Net securities gains/(losses)	(3)	(48,022)	-100%	7	1,014	-99%
Loans held for sale — lower of cost or market adjustment	—	(7,114)	-100%	—	—	NM
Change in unrealized loss on certain derivatives	—	5,954	-100%	—	(711)	-100%
Other noninterest income	40,251	29,352	37%	17,511	11,311	55%

Total noninterest income	373,213	246,501	51%	128,306	103,607	24%

Total Revenue	1,263,554	1,000,864	26%	429,370	352,604	22%

Provision for loan and lease losses	29,374	11,166	163%	13,755	5,500	150%

Noninterest expense:
Salaries and employee benefits	383,575	308,023	25%	130,643	102,059	28%
Occupancy and equipment	125,111	91,731	36%	42,651	29,945	42%
Data processing	46,193	34,327	35%	15,172	11,675	30%
Advertising and marketing	30,915	22,284	39%	12,718	7,503	70%
Amortization of identifiable intangible assets	116,653	74,193	57%	39,480	31,041	27%
Merger and restructuring charges	48,490	37,722	29%	14,089	1,163	NM
Prepayment penalties on borrowings	—	6,303	-100%	—	—	NM
Other noninterest expense	106,201	80,588	32%	39,282	28,343	39%

Total noninterest expense	857,138	655,171	31%	294,035	211,729	39%

Income before income tax expense	377,042	334,527	13%	121,580	135,375	-10%
Income tax expense	121,193	116,113	4%	37,989	46,634	-19%

Net income from continuing operations	255,849	218,414	17%	83,591	88,741	-6%

Income (loss) from discontinued operations, net of tax	(155)	—	NM	2,511	—	NM

Net income	$255,694	$218,414	17%	$86,102	$88,741	-3%

Weighted average shares outstanding:
Basic	222,100	176,822	26%	228,278	173,661	31%
Diluted	222,982	177,858	25%	229,101	174,398	31%
Earnings per share:
Basic	$1.15	$1.24	-7%	$0.38	$0.51	-25%
Diluted	1.15	1.23	-7%	0.38	0.51	-25%

NM — calculated % change is not meaningful

TD Banknorth Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

	Successor	Combined		Successor	Successor
	Nine months	Nine months		Three months	Three months
	Ended	Ended		ended	Ended
	September 30,	September 30,	%	September 30,	September 30,	%
(In thousands, except per share data)	2006	2005	Change	2006	2005	Change
Net interest income	$890,341	$754,363	18%	$301,064	$248,997	21%
Net income	$255,694	$218,414	17%	$86,102	$88,741	-3%
Shares outstanding (end of period)	228,276	173,615	31%	228,276	173,615	31%
Weighted average shares outstanding:
Basic	222,100	176,822	26%	228,278	173,661	31%
Diluted	222,982	177,858	25%	229,101	174,398	31%

Earnings per share:
Basic	$1.15	$1.24	-7%	$0.38	$0.51	-25%
Diluted	$1.15	$1.23	-7%	$0.38	$0.51	-25%

Shareholders’ equity (end of period)	$8,266,711	$6,463,624	28%	$8,266,711	$6,463,623	28%
Book value per share (end of period)	$36.21	$37.23	-3%	$36.21	$37.23	-3%
Tangible book value per share (end of period)	7.84	8.50	-8%	7.84	8.50	-8%

RATIOS & OTHER INFORMATION:			Nominal Inc/(Dec)			Nominal Inc/(Dec)

Net interest margin, fully-taxable equivalent basis	3.97%	4.06%	-0.09%	4.01%	4.09%	-0.08%

Return on average assets	0.86%	0.93%	-0.07%	0.85%	1.11%	-0.26%
Return on average equity	4.27%	5.04%	-0.77%	4.15%	5.44%	-1.29%

At period end:
Tangible equity/tangible assets	5.40%	5.55%	-0.15%	5.40%	5.55%	-0.15%
Tier 1 leverage capital ratio	6.94%	7.00%	-0.06%	6.94%	7.00%	-0.06%
Tier 1 risk based capital ratio	8.15%	8.54%	-0.38%	8.15%	8.54%	-0.39%
Total risk based capital ratio	11.39%	11.72%	-0.32%	11.39%	11.72%	-0.33%

Nonperforming loans	$91,753	$63,960	$27,793	$91,753	$63,960	$27,793
Total nonperforming assets	$93,841	$66,889	$26,952	$93,841	$66,889	$26,952
Nonperforming loans as a % of total loans	0.36%	0.32%	0.04%	0.36%	0.32%	0.04%
Nonperforming assets as a % of total assets	0.24%	0.21%	0.03%	0.24%	0.21%	0.03%

Full service banking offices	584	397		584	397

FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):
See pages 15 and 16 for reconcilaitions of non-GAAP financial information

Earnings per diluted share, GAAP basis	$1.15	$1.23	$(0.08)	$0.38	$0.51	$(0.13)
Merger and restructuring costs, per diluted share, net of tax (1)	0.15	0.15	—	0.04	—	0.04
Discontinued operations, per diluted share, net of tax (2)	—	—	—	(0.01)	—	(0.01)
Change in unrealized loss on certain derivatives, per diluted share, net of tax	—	(0.02)	0.02	—	0.01	(0.01)
Deleveraging losses, per diluted share, net of tax (3)	—	0.23	(0.23)	—	—	0.00
Amortization of intangibles, per diluted share, net of tax	0.32	0.27	0.05	0.10	0.11	(0.01)

Earnings per diluted share, as adjusted	$1.62	$1.86	$(0.24)	$0.51	$0.63	$(0.12)

Noninterest income (4)	$373,543	$298,018	$75,525	$128,306	$104,319	$23,987
Noninterest income as a percent of total income (4)	29.54%	28.16%	1.38%	29.88%	29.32%	0.56%

Return on average tangible assets, as adjusted (5)	1.46%	1.63%	-0.17%	1.40%	1.64%	-0.24%

Return on average tangible equity, as adjusted (5)	28.86%	29.20%	-0.34%	26.75%	29.39%	-2.64%

Noninterest expense (6)	$691,995	$536,953	$155,042	$240,466	$179,525	$60,941
Efficiency ratio, as adjusted (7)	54.77%	51.14%	3.63%	56.01%	50.96%	5.05%

(1)	Merger and restructuring costs consist of merger related charges and corporate restructuring costs.

(2)	Discontinued operations reflect costs incurred in connection with landfill gas and power generation facilities acquired from Hudson United.

(3)	Deleveraging losses consist of losses on securities sales, lower of cost or market adjustments and prepayment penalties on borrowings incurred in connection with balance sheet restructurings.

(4)	Excludes deleveraging securities losses, lower of cost or market adjustments, and change in unrealized loss on derivatives.

(5)	Excludes merger and restructuring costs, discontinued operations, changes in unrealized loss on certain derivatives and deleveraging losses, net of related tax benefits and amortization expense on intangible assets, net of related taxes.

(6)	Excludes pre-tax merger and restructuring costs, prepayment penalties on borrowings, amortization of intangible assets, corporate restructuring costs and discontinued operations.

(7)	Excludes securities gains/losses, lower of cost or market adjustments, prepayment penalties on borrowings, and gains/losses on certain derivatives, merger and corporate restructuring costs, discontinued operations and amortization of intangible assets.

Ratios are annualized where appropriate.

TD Banknorth Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Successor		Successor

	Three months ended September 30,		Three months ended September 30,

	2006		2005

	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate

Assets

Loans and leases (1)
Residential real estate mortgages	$2,832,669	5.66%	$3,246,891	5.52%
Commercial real estate mortgages	8,849,915	7.03%	6,719,569	6.11%
Commercial loans and leases	6,505,446	7.40%	4,180,983	6.02%
Consumer loans and leases, exc credit cards	7,176,928	6.57%	5,918,342	5.94%
Credit card receivables	432,848	11.74%	—	0.00%

Total loans and leases	25,797,806	6.92%	20,065,785	5.95%
Securities	2,448,455	5.36%	4,341,490	4.80%
Federal funds sold, securities purchased under agreements to resell and other short term investments	1,976,300	5.04%	15,611	1.66%

Total earning assets	30,222,561	6.67%	24,422,886	5.74%

Bank-owned life insurance	777,735		563,040
Goodwill	6,019,737		4,549,680
Identifiable intangible assets	791,631		715,078
Other assets	2,241,649		1,484,288

Total assets	$40,053,313		$31,734,972

Liabilities & Shareholders’ Equity

Interest-bearing deposits:
Regular savings	$4,059,605	1.30%	$2,605,428	0.33%
Retail money market and NOW accounts	9,888,539	2.83%	8,187,345	1.54%
Retail certificates of deposit	6,952,112	3.76%	4,841,020	2.21%
Brokered deposits	232,612	5.37%	62,505	3.82%
Other interest-bearing deposits	72,600	4.08%	—	0.00%

Total interest-bearing deposits	21,205,468	2.87%	15,696,298	1.55%
Borrowed funds	4,132,212	4.76%	4,411,042	3.62%

Total interest-bearing liabilities	25,337,680	3.18%	20,107,340	2.01%
Noninterest bearing deposits	5,757,444		4,546,766
Deferred tax liability related to other identifiable intangible assets	320,029		265,588
Other liabilities	411,631		338,178
Shareholders’ equity	8,226,529		6,477,100

Total liabilities and shareholders’ equity	$40,053,313		$31,734,972

Net earning assets	$4,884,881		$4,315,546

Net interest income (fully-taxable equivalent)	$304,945		$250,872
Less: fully-taxable equivalent adjustments	(3,881)		(1,874)

Net interest income	$301,064		$248,998

Net interest rate spread (fully-taxable equivalent)		3.49%		3.73%
Net interest margin (fully-taxable equivalent)		4.01%		4.09%

(1)	Loans and leases include portfolio loans and leases and loans held for sale.

TD Banknorth Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Successor		Combined (1)
	Nine months ended September 30,		Nine months ended September 30,
	2006		2005
	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate

Assets

Loans and leases (2)
Residential real estate mortgages	$2,883,543	5.58%	$3,570,839	5.35%
Commercial real estate mortgages	8,549,170	6.89%	6,609,569	5.98%
Commercial loans and leases	6,243,458	7.10%	4,121,366	5.80%
Consumer loans and leases, exc credit cards	7,086,394	6.40%	5,703,486	5.78%
Credit card receivables	360,440	12.32%	—	0.00%

Total loans and leases	25,123,005	6.73%	20,005,260	5.77%
Securities	3,462,476	5.19%	5,002,727	4.73%
Federal funds sold, securities purchased under agreements to resell, and other short term investments	1,676,628	4.97%	14,434	2.09%

Total earning assets	30,262,109	6.46%	25,022,421	5.56%

Bank-owned life insurance	748,689		555,616
Goodwill	5,850,722		3,875,544
Identifiable intangible assets	808,780		588,958
Other noninterest-earning assets	2,108,947		1,444,604

Total assets	$39,779,247		$31,487,143

Liabilities & Shareholders’ Equity

Interest-bearing deposits:
Regular savings	$4,035,908	1.21%	$2,648,151	0.30%
Retail money market and NOW accounts	9,635,634	2.51%	8,102,660	1.27%
Retail certificates of deposit	6,611,830	3.39%	4,775,911	1.96%
Brokered deposits	233,801	4.96%	68,256	3.85%
Other interest-bearing deposits	24,727	4.08%	—	0.00%

Total interest-bearing deposits	20,541,900	2.57%	15,594,978	1.33%
Borrowed funds	5,007,034	4.48%	5,228,368	3.25%

Total interest-bearing liabilities	25,548,934	2.95%	20,823,346	1.81%
Noninterest bearing deposits	5,537,407		4,374,659
Deferred tax liability related to other identifiable intangible assets	323,149		178,710
Other liabilities	361,621		311,701
Shareholders’ equity	8,008,136		5,798,727

Total liabilities and shareholders’ equity	$39,779,247		$31,487,143

Net earning assets	$4,713,175		$4,199,075

Net interest income (fully-taxable equivalent)	$900,197		$759,751
Less: fully-taxable equivalent adjustments	(9,856)		(5,388)

Net interest income	$890,341		$754,363

Net interest rate spread (fully-taxable equivalent)		3.51%		3.75%
Net interest margin (fully-taxable equivalent)		3.97%		4.06%

(1)	Includes two months of average balances based on historical cost and seven months of average balances including purchase accounting and fair value adjustments.

(2)	Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.

TD Banknorth Inc. and Subsidiaries
Asset Quality (unaudited)
(Dollars in thousands)

	Successor
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Nonperforming assets:

Residential real estate mortgages	$9,982	$10,715	$9,827	$7,970	$6,531
Commercial real estate mortgages	28,520	35,438	31,192	25,219	29,224
Commercial business loans and leases	45,865	35,768	31,460	20,211	21,306
Consumer loans and leases	7,386	7,123	6,090	7,165	6,899

Total nonperforming loans and leases	91,753	89,044	78,569	60,565	63,960

Other nonperforming assets, net	2,088	2,159	12,101	970	2,929

Total nonperforming assets	$93,841	$91,203	$90,670	$61,535	$66,889

Accruing loans which are 90 days overdue	$13,628	$11,546	$12,934	$6,887	$6,489

Allowance for loan and lease losses	$278,568	$276,361	$276,342	$223,030	$228,334
Liability for unfunded credit commitments	8,807	8,507	8,207	7,907	7,607

Total allowance for credit losses	$287,375	$284,868	$284,549	$230,937	$235,941

Net loan charge-offs (recoveries):

Residential real estate mortgages	$(137)	$(63)	$111	$(13)	$(125)
Commercial real estate mortgages	981	(117)	(6)	(30)	1,717

Total real estate mortgages	844	(180)	105	(43)	1,592
Commercial business loans and leases	1,773	2,103	(1,584)	4,355	3
Consumer loans and leases exc credit cards	5,527	3,401	4,985	6,994	4,739
Credit card receivables	3,403	3,375	2,645	—	—

Total net charge-offs	$11,547	$8,699	$6,151	$11,306	$6,334

Provision for credit losses:
Provision for loan and lease losses	$13,755	$8,719	$6,900	$6,000	$5,500
Provision for off balance sheet commitments (1)	300	300	300	300	800

Total provision for credit losses	$14,055	$9,019	$7,200	$6,300	$6,300

Ratios:

Allowance for credit losses to total loans and leases	1.12%	1.10%	1.11%	1.15%	1.18%
Allowance for credit losses to nonperforming loans	313.20%	319.92%	362.16%	381.30%	368.89%
Nonperforming loans to total loans and leases	0.36%	0.34%	0.31%	0.30%	0.32%
Nonperforming assets to total assets	0.24%	0.23%	0.22%	0.19%	0.21%
Net charge-offs to average loans, annualized (2)	0.18%	0.14%	0.10%	0.22%	0.13%

(1)	Included in other noninterest expense

(2)	Excludes residential real estate loans held for sale

TD Banknorth Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Successor
	2006			2005
	Third	Second	First	Fourth	Third
(In thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Interest and dividend income	$504,098	$492,822	$456,499	$363,917	$350,679
Interest expense	203,034	185,990	174,055	120,477	101,682

Net interest income	301,064	306,832	282,444	243,440	248,997

Noninterest income:
Deposit services	42,213	42,626	38,479	35,137	34,558
Insurance brokerage commissions	12,755	14,551	15,839	10,798	12,216
Merchant and electronic banking income, net	17,532	18,155	15,637	15,238	15,824
Wealth management services	11,009	11,735	11,348	10,622	10,662
Loan fee income	14,168	15,524	12,392	7,613	8,031
Bank-owned life insurance	8,273	8,103	7,288	6,009	5,994
Investment planning services	4,838	5,359	5,142	4,433	4,708
Net securities gains/(losses)	7	81	(90)	(45,048)	1,014
Change in unrealized loss on derivatives	—	—	—	(11)	(711)
Other noninterest income	17,511	10,935	11,805	15,306	11,311

Total noninterest income	128,306	127,069	117,840	60,097	103,607

Total Revenue	429,370	433,901	400,284	303,537	352,604

Provision for loan and lease losses	13,755	8,719	6,900	6,000	5,500

Noninterest expense:
Salaries and employee benefits	130,643	127,722	125,210	100,904	102,059
Occupancy and equipment	42,651	43,280	39,180	30,548	29,945
Data processing	15,172	15,787	15,233	11,693	11,675
Advertising and marketing	12,718	10,006	8,191	8,097	7,503
Amortization of identifiable intangible assets	39,480	39,508	37,666	30,894	31,041
Merger and restructuring charges	14,089	14,583	19,818	4,957	1,163
Other noninterest expense	39,282	35,183	31,737	28,563	28,343

	294,035	286,069	277,035	215,656	211,729

Income before income tax expense	121,580	139,113	116,349	81,881	135,375
Income tax expense	37,989	44,405	38,799	26,315	46,634

Net income from continuing operations	83,591	94,708	77,550	55,566	88,741

Income (loss) from discontinued operations, net of tax	2,511	(1,323)	(1,342)	—	—

Net income	$86,102	$93,385	$76,208	$55,566	$88,741

Weighted average shares outstanding:
Basic	228,278	228,130	209,690	173,745	173,661
Diluted	229,101	228,777	210,444	174,427	174,398

Earnings per share:
Basic	$0.38	$0.41	$0.36	$0.32	$0.51
Diluted	0.38	0.41	0.36	0.32	0.51

TD Banknorth Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

	Successor
	2006			2005
	Third	Second	First	Fourth	Third
(In thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Net interest income	$301,064	$306,833	$282,444	$243,440	$248,997
Net income	$86,102	$93,385	$76,208	$55,566	$88,741
Shares outstanding (end of period)	228,276	228,092	227,951	173,665	173,615
Weighted average shares outstanding:
Basic	228,278	228,130	209,690	173,745	173,661
Diluted	229,101	228,777	210,444	174,427	174,398

Earnings per share:
Basic	$0.38	$0.41	$0.36	$0.32	$0.51
Diluted	$0.38	$0.41	$0.36	$0.32	$0.51

Shareholders’ equity (end of period)	$8,266,711	$8,194,662	$8,160,223	$6,483,873	$6,463,623
Book value per share (end of period)	$36.21	$35.93	$35.80	$37.34	$37.23
Tangible book value per share (end of period)	7.84	7.42	7.16	8.81	8.50

RATIOS & OTHER INFORMATION:

Net interest margin, fully-taxable equivalent basis	4.01%	4.07%	3.83%	3.96%	4.09%

Return on average assets	0.85	0.93	0.79	0.69	1.11
Return on average equity	4.15	4.58	4.07	3.42	5.44

At period end:
Tangible equity/tangible assets	5.40%	5.06%	4.80%	5.69%	5.55%
Tier 1 leverage capital ratio	6.94%	6.70%	6.75%	7.07%	7.00%
Tier 1 risk based capital ratio	8.15%	7.92%	7.66%	8.63%	8.54%
Total risk based capital ratio	11.39%	11.15%	11.02%	11.73%	11.72%

Nonperforming loans	$91,753	$89,044	$78,569	$60,565	$63,960
Total nonperforming assets	$93,841	$91,203	$90,670	$61,535	$66,889
Nonperforming loans as a % of total loans	0.36%	0.34%	0.31%	0.30%	0.32%
Nonperforming assets as a % of total assets	0.24%	0.23%	0.22%	0.19%	0.21%

Full service banking offices	584	586	597	396	397

FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):
See page 15 for a reconciliation table of non-GAAP financial information.

Earnings per diluted share, GAAP basis	$0.38	$0.41	$0.36	$0.32	$0.51
Merger and restructuring costs, per diluted share, net of tax (1)	0.04	0.04	0.07	0.02	—
Discontinued operations, per diluted share, net of tax (2)	(0.01)	—	0.01	—	—
Change in unrealized loss on certain derivatives, per diluted share, net of tax	—	—	—	—	0.01
Deleveraging losses, per diluted share, net of tax (3)	—	—	—	0.17	—
Amortization of intangibles, per diluted share, net of tax	0.10	0.11	0.11	0.11	0.11

Earnings per diluted share, as adjusted	0.51	0.56	0.55	0.62	0.63

Noninterest income (4)	$128,306	$127,069	$118,169	$105,107	$104,319
Noninterest income as a percent of total income (4)	29.88%	29.27%	29.45%	30.17%	29.32%

Return on average tangible assets, as adjusted (5)	1.40%	1.54%	1.43%	1.60%	1.64%

Return on average tangible equity, as adjusted (5)	26.75%	30.86%	29.21%	29.36%	29.39%

Noninterest expense (6)	$240,466	$231,978	$219,552	$179,806	$179,525
Efficiency ratio, as adjusted (7)	56.01%	53.47%	54.84%	51.58%	50.96%

(1)	Merger and restructuring costs consist of merger related charges and corporate restructuring costs.

(2)	Discontinued operations reflect costs incurred in connection with landfill gas and power generation facilities acquired from Hudson United.

(3)	Deleveraging losses consist of losses on securities sales, lower of cost or market adjustments and prepayment penalties on borrowings incurred in connection with balance sheet restructurings.

(4)	Excludes deleveraging securities losses, lower of cost or market adjustments, and change in unrealized loss on derivatives.

(5)	Excludes merger and restructuring costs, discontinued operations, changes in unrealized loss on certain derivatives and deleveraging losses, net of related tax benefits and amortization expense on intangible assets, net of related taxes.

(6)	Excludes pre-tax merger and restructuring costs, prepayment penalties on borrowings, amortization of intangible assets, corporate restructuring costs and discontinued operations.

(7)	Excludes securities gains/losses, lower of cost or market adjustments, prepayment penalties on borrowings, and gains/losses on certain derivatives, merger and corporate restructuring costs, discontinued operations and amortization of intangible assets. Ratios are annualized where appropriate.

TD Banknorth Inc. and Subsidiaries
Reconciliation Table — Non-GAAP Financial Information (Unaudited)

	Successor
	2006			2005
	Third	Second	First	Fourth	Third
(In thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Net income (GAAP)	$86,102	$93,386	$76,206	$55,564	$88,742
Add back the following, net of tax:
Merger and restructuring charges	9,400	9,556	14,924	3,367	756
Loss (gain) from discontinued operations	(2,511)	1,323	1,342	—	—
Change in unrealized loss on certain derivatives	—	—	—	4	462
Deleveraging losses (1)	—	—	214	29,250	—
Amortization of intangibles	24,007	24,025	22,904	19,952	19,540

Net income, as adjusted	$116,998	$128,290	$115,590	$108,137	$109,500

Diluted earnings per share (GAAP)	$0.38	$0.41	$0.36	$0.32	$0.51
Add back the following, net of tax:
Merger and restructuring charges	0.04	0.04	0.07	0.02	—
Loss (gain) from discontinued operations	(0.01)	—	0.01	—	—
Change in unrealized loss on certain derivatives	—	—	—	—	0.01
Deleveraging losses (1)	—	—	—	0.17	—
Amortization of intangibles	0.10	0.11	0.11	0.11	0.11

Diluted earnings per share, as adjusted	$0.51	$0.56	$0.55	$0.62	$0.63

Return on average assets (GAAP)	0.85%	0.93%	0.79%	0.69%	1.11%
Effects of merger and restructuring costs, net of tax	0.10	0.10	0.16	0.04	0.01
Effects of discontinued operations, net of tax	(0.03)	0.01	0.01	—	—
Effects of deleveraging losses, net of tax	—	—	—	0.36	—
Effects of amortization of intangibles, net of tax	0.48	0.50	0.47	0.51	0.52

Return on average tangible assets, as adjusted	1.40%	1.54%	1.43%	1.60%	1.64%

Return on average equity (GAAP)	4.15%	4.58%	4.07%	3.42%	5.44%
Effects of merger and restructuring costs, net of tax	0.46	0.47	0.79	0.21	0.04
Effects of discontinued operations, net of tax	(0.13)	0.06	0.07	—	—
Effects of change in unrealized loss on derivatives, net of tax	—	—	—	—	0.03
Effects of deleveraging losses, net of tax	—	—	0.02	1.80	—
Effects of amortization of intangibles, net of tax	22.27	25.75	24.26	23.93	23.88

Return on average tangible equity, as adjusted	26.75%	30.86%	29.21%	29.36%	29.39%

Efficiency ratio (GAAP)	68.48%	65.93%	69.21%	71.05%	60.05%
Effects of merger and restructuring costs, net of tax	(3.28)	(3.36)	(4.95)	(1.64)	(0.33)
Effects of change in unrealized loss on derivatives, net of tax	—	—	—	—	(0.12)
Effects of securities gains/losses (excluding deleveraging losses)	—	0.01	0.04	(0.01)	0.17
Effects of deleveraging losses, net of tax	—	—	(0.06)	(8.96)	—
Effects of amortization of intangibles, net of tax	(9.19)	(9.11)	(9.40)	(8.86)	(8.81)

Efficiency ratio, as adjusted	56.01%	53.47%	54.84%	51.58%	50.96%

Noninterest income (GAAP)	$128,306	$127,069	$117,839	$60,096	$103,608
Change in unrealized loss on derivatives	—	—	—	11	711
Deleveraging securities losses	—	—	330	45,000	—

Noninterest income, as adjusted	$128,306	$127,069	$118,169	$105,107	$104,319

Noninterest expense (GAAP)	$294,035	$286,069	$277,036	$215,657	$211,729
Merger costs	13,452	14,135	9,225	4,957	1,163
Restructuring	637	448	10,593	—	—
Amortization of intangibles	39,480	39,508	37,666	30,894	31,041

Noninterest expense, as adjusted	$240,466	$231,978	$219,552	$179,806	$179,525

Average assets (GAAP)	$40,053,314	$40,257,086	$38,985,841	$32,108,978	$31,734,972
Average goodwill and intangibles	6,811,368	6,850,467	6,311,653	5,240,241	5,264,758

Average tangible assets	$33,241,946	$33,406,619	$32,674,188	$26,868,737	$26,470,214

Average equity (GAAP)	$8,226,529	$8,183,866	$7,601,170	$6,447,337	$6,477,100
Average goodwill and intangibles	6,811,368	6,850,467	6,311,653	5,240,241	5,264,758
Average deferred taxes on intangibles	320,029	333,871	315,498	254,235	265,588

Average tangible equity	$1,735,190	$1,667,270	$1,605,016	$1,461,331	$1,477,931

(1)	Deleveraging losses include losses on sale of securities, lower of cost or market adjustments on loans held for sale and prepayment penalties on borrowings. Ratios are annualized where appropriate.

TD Banknorth Inc. and Subsidiaries
Reconciliation Table — Non-GAAP Financial Information (Unaudited)

	Successor	Combined
	Nine Months Ended
(In thousands, except per share data)	9/30/2006	9/30/2005
Net income (GAAP)	$255,694	$218,414
Add back the following, net of tax:
Merger and restructuring charges	33,879	27,621
Loss (gain) from discontinued operations	155	—
Change in unrealized loss on certain derivatives	—	(3,870)
Deleveraging losses (1)	214	41,453
Amortization of intangibles	70,937	46,781

Net income, as adjusted	$360,879	$330,399

Diluted earnings per share (GAAP)	$1.15	$1.23
Add back the following, net of tax:
Merger and restructuring charges	0.15	0.15
Change in unrealized loss on certain derivatives	—	(0.02)
Deleveraging losses (1)	—	0.23
Amortization of intangibles	0.32	0.27

Diluted earnings per share, as adjusted	$1.62	$1.86

Return on average assets (GAAP)	0.86%	0.93%
Effects of merger costs, net of tax	0.08%	0.11%
Effects of restructuring costs, net of tax	0.03%	—
Effects of change in unrealized loss on derivatives, net of tax	—	-0.01%
Effects of deleveraging losses, net of tax	—	0.17%
Effects of amortization of intangibles, net of tax	0.49%	0.43%

Return on average tangible assets, as adjusted	1.46%	1.63%

Return on average equity (GAAP)	4.27%	5.04%
Effects of merger costs, net of tax	0.41%	0.63%
Effects of restructuring costs, net of tax	0.15%	—
Effects of discontinued operations, net of tax	0.01%	—
Effects of change in unrealized loss on derivatives, net of tax	—	-0.09%
Effects of deleveraging losses, net of tax	—	0.96%
Effects of amortization of intangibles, net of tax	24.02%	22.66%

Return on average tangible equity, as adjusted	28.86%	29.20%

Efficiency ratio (GAAP)	67.84%	65.46%
Effects of merger costs, net of tax	-2.92%	-3.77%
Effects of restructuring costs, net of tax	-0.92%	—
Effects of change in unrealized loss on derivatives, net of tax	—	0.37%
Effects of securities gains/losses (excluding deleveraging losses)	0.01%	0.15%
Effects of deleveraging losses, net of tax	-0.01%	-4.01%
Effects of amortization of intangibles, net of tax	-9.23%	-7.06%

Efficiency ratio, as adjusted	54.77%	51.14%

Noninterest income (GAAP)	$373,213	$246,501
Change in unrealized loss on derivatives	—	(5,954)
Deleveraging securities losses	330	50,357
Lower of cost or market adjustments (included in deleveraging losses above)	—	7,114

Noninterest income, as adjusted	$373,543	$298,018

Noninterest expense (GAAP)	$857,139	$655,171
Merger costs	36,812	37,722
Restructuring	11,678	—
Prepayment penalties on borrowings (included in deleveraging losses above)	—	6,303
Amortization of intangibles	116,653	74,193

Noninterest expense, as adjusted	$691,996	$536,953

Average assets (GAAP)	$39,779,247	$31,487,143
Average goodwill and intangibles	6,659,502	4,464,502

Average tangible assets	$33,119,745	$27,022,641

Average equity (GAAP)	$8,008,136	$5,798,727
Average goodwill and intangibles	6,659,502	4,464,502
Average deferred taxes on intangibles	323,149	178,710

Average tangible equity	$1,671,783	$1,512,935

(1)	Deleveraging losses include losses on sale of securities, lower of cost or market adjustments on loans held for sale and prepayment penalties on borrowings. Ratios are annualized where appropriate.

TD Banknorth Inc. and Subsidiaries
Identifiable Intangible Assets
Estimated Future Amortization Expense (Unaudited)

	Core		Other		Total
	Deposit		Identifiable		Identifiable
	Intangibles		Intangibles		Intangibles
	TD Incremental	All Others	TD Incremental	All Others	TD Incremental	All Others	Total
Amortization Expense:
Three months ended March 31, 2005 (Combined)	$7,875	$1,945	$1,320	$355	$9,195	$2,300	$11,495
Three months ended June 30, 2005	24,958	2,123	3,959	617	28,917	2,740	31,657
Three months ended September 30, 2005	24,625	2,123	3,959	334	28,584	2,457	31,041
Three months ended December 31, 2005	24,625	2,123	3,959	187	28,584	2,310	30,894

Full Year 2005	$82,083	$8,314	$13,197	$1,493	$95,280	$9,807	$105,087

Three months ended March 31, 2006	$23,820	$9,405	$3,770	$671	$27,590	$10,076	$37,666
Three months ended June 30, 2006	21,654	13,181	3,771	902	25,425	14,083	39,508
Three months ended September 30, 2006	21,653	13,182	3,742	902	25,395	14,084	39,479

Identifiable Intangible Assets Balance at 9/30/06	$361,134	$189,362	$168,358	$50,039	$529,492	$239,401	$768,893

Estimated Future Amortization Expense
2006 (October through December)	$21,653	$13,179	$3,742	$900	$25,395	$14,079	$39,474
2007	68,234	41,796	14,241	3,608	82,475	45,404	127,879
2008	55,493	31,177	13,572	3,238	69,065	34,415	103,480
2009	45,327	24,893	12,948	3,238	58,275	28,131	86,406
2010	36,160	20,565	12,334	3,105	48,494	23,670	72,164
thereafter	134,267	57,752	111,521	33,593	245,788	91,345	337,133